                             JOINT FILER INFORMATION

NAME:                                         Frost Gamma Investments Trust

ADDRESS:                                      4400 Biscayne Blvd
                                              Miami, FL 33137

Designated Filer:                             Phillip Frost, M.D.

Issuer and Ticker Symbol:                     Ideation Acquisition Corp. (IDI)

Date of Event Requiring Statement:            October 22, 2009

                             FROST GAMMA INVESTMENTS TRUST

                             by:       /s/ Phillip Frost, M.D.
                                       -----------------------------------------
                                       Phillip Frost, M.D., Trustee